CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3, File Nos. 333-33980, 333-73397, 333-69969, 333-02507, 333-29829, 333-35897, 333-110335, 333-122880, 333-124429, 333-132199, 333-135040, 333-138936, 333-144260, and 133-146450, and Form S-8, File Nos. 33-73332, 333-09801, 333-56966, 333-122878, and 333-132408), of Nutrition 21, Inc. of our report dated September 29, 2008, with respect to the consolidated financial statements and financial statement schedule of Nutrition 21, Inc., included in this Annual Report on Form 10-K for the year ended June 30, 2008.

/s/ J.H. Cohn LLP

Roseland, New Jersey
September 29, 2008